Exhibit 99.1

IA GLOBAL, INC. CLOSES EQUITY INVESTMENT IN GPLUS MEDIA CO LTD

SAN FRANCISCO, CA August 27, 2007/Business Wire/

IA Global, Inc. (AMEX: IAO) announced today it closed a 25% equity investment in GPlus Media Co Ltd (“GPlus”).

GPlus is a Japan based corporation with offices in Tokyo, Japan, Hong Kong and Shanghai, China. The company publishes several of Japan’s best known English-Japanese websites, including GaijinPot.com, and Ecentral.com the official jobsite of the American Chamber of Commerce in Japan. GPlus also publishes CareerEngine.org, which is a powerful network of jobsites with partners who include ShanghaiExpat.com, the American Chambers of Commerce in Shanghai and Hong Kong, as well as the Canada China Business Council. Revenues for fiscal year 2007/8 are expected to be in the $3.5 to $4 million range.

The parties agreed to value the transaction at $1,360,000 or 3,885,713 shares of common stock at $.35 per share, which was the market price during the negotiations. In addition, IA Global has the option to increase its equity holding in GPlus to 75% based on mutually agreeable terms.

The company’s CEO, Derek Schneideman, said, “We are pleased to announce our investment in GPlus. This is just the first step in our 2007 acquisitions plan and moves IA Global into a new and booming industry. We have been extremely impressed by the management team of GPlus and its founders, Erik Gain and Peter Wilson. We have seen exceptional performance and anticipate even greater results in the future.”

GPlus current web sites are:

www.gplusmedia.com GPlus Media corporate website

www.gaijinpot.com Japan’s #1 English jobsite

www.ecentral.jp Official jobsite of ACCJ (American Chamber of Commerce in Japan)

www.chinasplash.com. International jobsite in China.

www.careerengine.org Asia’s CareerEngine Jobsite Network

GPlus Top CareerEngine Network Partner Sites:

www.jobs.amcham-shanghai.org Jobsite for AmCham Shanghai (American Chamber of Commerce in Shanghai)

www.jobs.amcham.org.hk Jobsite for AmCham Hong Kong (American Chamber of Commerce in Hong Kong)

www.ccbc.careerengine.org Jobsite for CCBC (Canada China Business Council)

www.jobs.shanghaiexpat.com Jobsite for Shanghai’s #1 expat site, ShanghaiExpat.com

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and Hong Kong/China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the signing of significant multi-year contracts with major corporations. With these revenue streams in place, revenues in 2007/8 are expected to more than double year on year from $47 to $55 million.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, GPlus revenues and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.